SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 25, 2007

CLASSIC COSTUME COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-142704	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1202 Lexington Avenue, Apt 104
New York, NY 10028
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

646-259-1009
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On September 25, 2007 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, J & J Global Assets Inc. purchased 10,00,000 shares of the issued and outstanding common stock of Classic Costume Company, Inc. (the “Company”) from E. Todd Owens, a shareholder of the Company, for $541,250 in cash.  Pursuant to the terms of a Securities Purchase Agreement, J & J Global Assets Inc. also purchased 2,153,117 shares of the issued and outstanding common stock of the Company, and a Warrant to purchase 15% of the outstanding shares of common stock of the Company for $108,750 in cash. The total of 12,153,117 shares represents 94% of the outstanding common stock of the Company. J & J Global Assets Inc. used personal funds to purchase the shares of the Company.   As part of the acquisition, and pursuant to the Stock Purchase Agreement, and Securities Purchase Agreement the following changes to the Company’s directors and officers have occurred:

o	As of September 25, 2007, Carl Oberg was appointed to the Board of Directors of the Company and as the Chief Executive Officer, Principal Financial Officer and Secretary.
o	E. Todd Owens then resigned as the Chairman of the Board, Company’s President, Chief Executive Officer, Secretary, Chief Financial Officer, and Treasurer.
o	Also as of September 25, 2007, E. Todd Owens was appointed as a Company Vice President.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

E. Todd Owens resigned as a member of the Company’s Board of Directors effective as of September 25, 2007. E. Todd Owens also resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Secretary and Treasurer, effective September 25, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Subsequently, Mr. Owens was appointed as a Company Vice President.

Mr. Carl Oberg was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Executive Officer, Principal Financial Officer and Secretary, each as of September 25, 2007.

Mr. Oberg began his career working in the oil industry at Unocal Corporation in Los Angeles, California from 1989 to 1993; he worked in network technology at Cabletron Systems in Rochester, New Hampshire from 1993 to 1996. Mr. Oberg has worked on several National and International projects bringing them to conclusion on time and on or under budget.  In 1994, with Cabletron Systems, Mr. Oberg along with an associate developed the Express Services department which helped to make Cabletron System a leader in the Network Technology field.  Mr. Oberg then moved to England to develop the Express Services department to service the European sales force.

From 1999 to 2003, Mr. Oberg worked for Universal Studios in Universal City, California in a design and planning capacity, designing and managing national and international projects.  Upon leaving Universal Studios, Mr. Oberg has been working as a consultant with companies serving in various capacities.

He has attended Ottawa University and American Intercontinental University focusing on Information Technology.

No transactions occurred in the last two years to which the Company was a party in which Mr. Oberg had or is to have a direct or indirect material interest. Mr. Oberg does not have an employment agreement with the Company.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1 2.2	Stock Purchase Agreement. Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLASSIC COSTUME COMPANY, Inc.

By:	/s/ Carl Oberg
Chief Executive Officer

Dated: September 28, 2007